EXHIBIT 99.2

Independent Auditor’s Report

To the Board of Directors
American Background Information Services, Inc.
Winchester, Virginia

     We have audited the accompanying balance sheets of American Background Information Services, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Background Information Services, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Leesburg, Virginia
October 27, 2004

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

Balance Sheets
December 31, 2003 and 2002

Assets	2003	2002
Current Assets
Cash	$75,038	$201,855
Trade receivables, less allowance for doubtful accounts 2003, $39,011 and 2002, $55,172	1,015,336	816,851
Prepaid expenses	108,385	105,703
Other receivables	134,725	108,976

Total current assets	1,333,484	1,233,385

Property and Equipment, net of accumulated depreciation	643,848	759,826

Deferred Taxes	295,221	415,984

Goodwill, net of accumulated amortization	1,553,272	1,542,027

Other Intangibles, net of accumulated amortization	7,180	7,798

Other Assets, security deposits	100	—

	$3,833,105	$3,959,020

See Notes to Financial Statements.

Liabilities and Stockholders’ Equity	2003	2002
Current Liabilities
Accounts payable, trade	$325,395	$329,583
Accounts payable, affiliate	223,764	579,611
Accrued expenses	334,118	311,358
Notes payable	359,549	499,064
Current maturities of long-term debt	64,166	167,437

Total current liabilities	1,306,992	1,887,053

Long-Term Debt, less current maturities	175,397	74,972

Stockholders’ Equity
Common stock, $1 par value; authorized 5,000 shares; issued and outstanding 5,000 shares	5,000	5,000
Additional paid-in capital	3,282,155	3,282,155
Accumulated deficit	(936,439)	(1,290,160)

Total stockholders’ equity	2,350,716	1,996,995

	$3,833,105	$3,959,020

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

Statements of Operations
Years Ended December 31, 2003 and 2002

	2003	2002
Revenue	$8,064,091	$6,420,148

Cost of sales	3,375,109	3,230,998

Gross profit	4,688,982	3,189,150

General and administrative expenses	4,166,324	3,590,199

Operating income (loss)	522,658	(401,049)

Financial (expense), interest	(47,178)	(75,824)

(Loss) on disposal of assets	(996)	—

Income (loss) before provision for income taxes	474,484	(476,873)

Income tax benefit (expense)	(120,763)	115,389

Net income (loss)	$353,721	$(361,484)

Net income (loss) per common share	$71	$(72)

Weighted average common shares outstanding	5,000	5,000

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

Statements of Stockholders’ Equity
For the Years Ended December 31, 2003 and 2002

	Common	Paid in	Accumulated
	Stock	Capital	Deficit	Total
Balance, December 31, 2001	$5,000	$1,636,832	$(928,676)	$713,156
Capital contribution	—	1,645,323	—	1,645,323
Net (loss) for 2002	—	—	(361,484)	(361,484)

Balance, December 31, 2002	5,000	3,282,155	(1,290,160)	1,996,995
Net income for 2003	—	—	353,721	353,721

Balance, December 31, 2003	$5,000	$3,282,155	$(936,439)	$2,350,716

See Notes to Financial Statements.

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

Statements of Cash Flows
For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash Flows from Operating Activities
Net income (loss) from continuing operations	$353,721	$(361,484)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	270,484	247,713
Amortization expense	617	617
Increase (decrease) in allowance for doubtful accounts	(16,161)	17,687
Deferred tax (benefit) expense	120,763	(115,389)
Loss on disposal of assets	996	—
Change in assets and liabilities:
(Increase) in accounts receivable	(182,324)	(237,375)
(Increase) in prepaid expenses	(2,681)	(84,608)
(Increase) decrease in other receivables	(25,749)	1,265
(Increase) decrease in other assets	(100)	832
(Decrease) in accounts payable	(4,188)	(120,589)
(Decrease) in accounts payable, affiliate	(355,847)	(488,972)
Increase in accrued expenses	22,760	55,648

Net cash provided by (used in) operating activities	182,291	(1,084,655)

Cash Flows from Investing Activities
Purchase of property and equipment	(142,254)	(93,840)
Purchase of intangible assets	(11,244)	(8,001)

Net cash (used in) investing activities	(153,498)	(101,841)

Cash Flows from Financing Activities
Capital contributed by stockholders	—	1,645,323
Net proceeds on revolving credit agreements	153,554	22,440
Principal payments on long-term borrowings, including capital lease obligations	(309,164)	(314,117)

Net cash provided by (used in) financing activities	(155,610)	1,353,646

Net increase (decrease) in cash	(126,817)	167,150

Cash
Beginning	201,855	34,705

Ending	$75,038	$201,855

Supplemental Disclosures of Cash Flow Information, cash payments for interest	$71,720	$97,002

Supplemental Schedule of Noncash Investing and Financing Activities, capital lease obligation incurred for use of equipment	$13,249	$—

See Notes to Financial Statements

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

Notes to Financial Statements

Note 1. Nature of Business, Ownership and Significant Accounting Policies

American Background Information Services, Inc. (the “Company”), a Virginia Corporation was formed on August 28, 1992. The Company is a full service pre-employment company, serving clients located in North America. The Company is headquartered in Winchester, Virginia and is a wholly owned subsidiary of AMSEC Enterprises, L.C.

The Company extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.

A summary of the Company’s significant accounting policies follows:

Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed principally by the straight-line method over the following useful lives:

Years
Furniture and fixtures	5-10
Equipment	3-10
Software	3-5
Leasehold improvements	3-5

Improvements to leased property are depreciated over the lesser of the life of the lease or life of the improvements. Repairs and maintenance are charged to income as incurred. Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets. Depreciation expense for the years ended December 31, 2003 and 2002 was $270,484 and $247,713, respectively.

Goodwill

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001.

Notes to Financial Statements

Additionally, it further clarifies the criteria for the initial recognition and measurement of intangible assets separate from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and prescribes the accounting for goodwill and intangible assets subsequent to initial recognition. The provisions of SFAS No. 142 discontinue the amortization of goodwill and intangible assets with indefinite lives. Instead, these assets will be subject to at least an annual impairment review, and more frequently if certain impairment indicators are in evidence. SFAS No. 142 also requires that reporting units be identified for the purpose of assessing potential future impairments of goodwill. The Company adopted SFAS No. 142 on January 1, 2002.

Goodwill represents the Company’s excess cost over the fair value of net assets acquired and prior to 2002 was being amortized on a straight-line basis over 15 years. Included in this goodwill are costs related to an acquisition with a contingent purchase price. The acquisition cost was dependent upon fees earned over the life of the purchase agreement. Commissions are paid to the seller based on a percentage per level of fees earned. This additional consideration is recognized when incurred with the resulting new acquisition cost previously being amortized over the remaining life of the agreement. The goodwill is no longer amortized, but instead tested for impairment annually. Based on the testing, there were no impairment charges for years ending December 31, 2003 and 2002.

Trademarks

Costs incurred in connection with the acquisition of trademarks are amortized by the straight-line method over a fifteen-year life. Amortization expense of trademarks was $617 for each of the years ended December 31, 2003 and 2002.

Earnings per Share

Earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding each period presented.

Income Taxes

Deferred taxes are provided on a liability method for the company, whereby, deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date enacted.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as they are incurred. Advertising expense for the years ended December 31, 2003 and 2002 was $240,579 and 88,290, respectively.

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Pre-employment screenings are billed and recorded as revenue upon completion of the final report which is typically completed within two days of the date the screening was ordered by the customer.

Note 2. Trade Receivables

Trade receivables consist of the following as of December 31, 2003 and 2002:

	2003	2002
Billed	$1,054,347	$872,023

Less allowance for doubtful accounts	39,011	55,172

Total trade receivables	$1,015,336	$816,851

Bad debt expense was $ 29,826 and $73,843 for the years ended December 31, 2003 and 2002, respectively.

The allowance for doubtful accounts is computed using actual loss experiences over the past six years.

Note 3. Other Receivables

Other receivables consist of the following as of December 31, 2003 and 2002:

	2003	2002
Net advances to officers and their affiliates	$108,087	$108,268
Advances to employees	—	708
Other receivables	26,638	—

	$134,725	$108,976

Net advances to officers and their affiliates were sold to AMSEC Enterprises L.C. for cash as of September 30, 2004.

Notes to Financial Statements

Note 4. Property and Equipment

Property and equipment consist of the following as of December 31, 2003 and 2002:

	2003	2002
Furniture and fixtures, including assets acquired under capital leases of 2003, $291,054; 2002, $291,054	$341,416	$313,163
Equipment, including assets acquired under capital leases of 2003, $91,643; 2002, $78,394	501,877	441,809
Software	655,150	662,998
Leasehold improvements	17,893	17,893

	1,516,336	1,435,863

Less accumulated depreciation, including amounts applicable to assets acquired under capital leases of 2003, $201,947; 2002, $172,525	872,488	676,037

	$643,848	$759,826

Note 5. Goodwill and Other Intangible Assets

Goodwill and other Intangible assets consisted of the following as of December 31, 2003 and 2002:

	2003	2002
Goodwill	$1,749,226	$1,737,981
Less accumulated amortization	195,954	195,954

	$1,553,272	$1,542,027

Trademarks	$9,260	$9,260
Less accumulated amortization	2,080	1,462

	$7,180	$7,798

Notes to Financial Statements

Note 6. Notes Payable

2003	2002
Revolving credit agreement in the amount of $1,500,000 in 2003 and $1,200,000 in 2002 bearing interest at the prime rate plus one percent and a one percent fee on the average unused portion. The maturity date of this agreement is July 31, 2005. The credit is secured by all assets of the Company. This obligation is joint and several with AMSEC Loss Control Services, Inc. The total outstanding obligation for the years ended December 31, 2003 and 2002 was $719,098 and $998,128, respectively. The Company is contingently liable for $359,548 and $499,064, respectively, for the years ended December 31, 2003 and 2002.
$359,549	$499,064

In connection with the bank note payable, the Company’s parent, AMSEC Enterprises, L.C., has agreed, among other things to maintain:

•	Minimum total stockholders’ equity of $4,000,000

•	Minimum tangible net worth of $700,000

•	Maximum liabilities to stockholders’ equity of 2 to 1

•	Maximum liabilities to tangible net worth of 4 to 1

•	Minimum net income of not less than zero

•	Minimum current ratio 1 to 1

•	Senior debt service coverage (EBITDA) 1 to 1

•	Capital expense limit $500,000

The Company, as a subsidiary of AMSEC Enterprises, L.C., was in compliance with the above loan covenants as of December 31, 2003.

Notes to Financial Statements

Note 7. Long-Term Debt and Pledged Assets

A summary of the Company’s long-term debt, and collateral pledged thereon, consisted of the following at December 31, 2003 and 2002:

	2003	2002
Note payable, due in monthly installments of $4,264, plus interest at prime plus 1.5%, to December 31, 2006, collateralized by equipment. This obligation is joint and several with AMSEC Loss Control Services, Inc.	$153,554	$—

Capitalized lease obligations due in monthly installments of $4,831 to October 6, 2003 discounted at a rate of 5.9% (also see Note 10).	—	42,957

Capitalized lease obligation due in monthly installments of $1,082 to October 25, 2003 discounted at a rate of 10.25% (also see Note 10).	—	9,981

Capitalized lease obligation due in monthly installments of $359 to October 15, 2004 discounted at a rate of 5.4% (also see Note 10).	3,307	7,511

Capitalized lease obligation due in monthly installments of $262 to January 2008 discounted at an average rate of 7.52% (also see Note 10).	11,230	—
Capitalized lease obligation due in monthly installments of $308 to November 15, 2005 discounted at a rate of 9.8% (also see Note 10).	6,431	9,335

Unsecured non-interest bearing note payable, assumed September 1, 2000, payable in monthly installments of $1,200 to January 1, 2010. This note has been recorded net of unamortized discount of $44,365 imputed at the rate of 10%.	65,041	72,625

Unsecured note payable, payable in full plus interest at prime rate on October 1, 2003.	—	100,000

	239,563	242,409
Less current portion	64,166	167,437

Long-term debt	$175,397	$74,972

Notes to Financial Statements

Aggregate maturities of long-term debt including obligations under capital leases as of December 31, 2003 are due in future years as follows: 2004, $64,166; 2005, $66,190; 2006, $64,116; 2007, $18,527; 2008, $12,904; and thereafter $13,660.

Note 8. Retirement Plan

American Background Information Services, Inc. established a profit sharing plan under section 401(k) of the Internal Revenue Code effective January 1, 1999. The plan allows eligible employees to defer up to 12 percent of their compensation or up to the statutory limit. The Company will make a Safe Harbor Profit Sharing contribution to the plan in an amount equal to 3 percent of compensation of all eligible participants. Total expense related to this plan for the years ended December 31, 2003 and 2002 was $88,208 and $76,186, respectively.

Note 9. Income Tax Matters

Net deferred tax assets (liabilities) computed consisted of the following components as of December 31, 2003 and 2002:

	2003	2002
Deferred tax assets:
Allowance for doubtful accounts	$14,809	$20,943
Net operating loss carry forward	440,286	622,313

	455,095	643,256
Less valuation allowance	44,029	155,578

	411,066	487,678

Deferred tax liability:
Property and equipment	(71,025)	(67,430)
Intangibles	(44,820)	(4,264)

	(115,845)	(71,694)

	$295,221	$415,984

The net deferred tax amounts mentioned above have been classified on the accompanying balance sheet as of December 31, 2003 as noncurrent assets.

Notes to Financial Statements

The provision for income taxes charged to income from continuing operations for the years ended December 31, 2003 and 2002, consists of the following:

	2003	2002
Current tax (expense)	$—	$—
Deferred tax benefit	(120,763)	115,389

	$(120,763)	$115,389

The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income from continuing operations for the year ended December 31, 2003 and 2002 due to the benefit of income taxed at lower rates.

During the year ended December 31, 2003 and 2002, the Company recorded a valuation allowance of $44,029 and $155,578 respectively on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. The percentage used to calculate the allowance was lowered for 2003 due to the Company’s expectation of taxable income and use of the net operating loss carryforward in 2004. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. There was no other activity in the valuation allowance account during 2003 or 2002.

Loss carryforwards for tax purposes as of December 31, 2003 have the following expiration dates: $542,482 in 2017, $1,068,534 in 2016 and $25,472 in 2014.

Note 10. Capital Lease Obligations

At December 31, 2003 and 2002, various equipment, with a depreciated cost of $180,750 and $196,922 respectively, was being acquired under capital leases that contain purchase options under which the Company may purchase the equipment for amounts below anticipated market value. Since the Company intends to exercise the options, the equipment and the related liability under the capital leases were recorded at the present value of the future payments due under the leases. The related liability under the capital leases is due in monthly installments and has been included in long-term debt on the balance sheet.

Notes to Financial Statements

The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2003:

2004	$10,436
2005	6,535
2006	3,148
2007	3,148
2008	394

Total minimum lease payments	23,661
Less the amount representing interest	2,693

$20,968

Note 11.	Lease Commitments and Total Rental Expenses

The Company leases its office space under various noncancelable agreements which expire through March 2009 and require various minimum annual rentals. The leases also require the payment of one or more of the following: property taxes, insurance and maintenance. The total minimum rental commitment of $896,010 as of December 31, 2003 is due in future years as follows: 2004, $190,140; 2005, $184,140; 2006, $184,140; 2007, $184,140; and 2008, $153,450.

The total rental expense included in the income statements for the year ended December 31, 2003 and 2002 was $192,252 and $193,099, respectively.

Note 12.	Major Customers

The Company received more than ten percent of its gross revenue from one customer for the year ending December 31, 2003 and 2002. The revenue and accounts receivable information relating to this customer as of December 31, 2003 and 2002 follows:

	Total	Accounts
	Revenue	Receivable
2003	$1,271,019	$176,478
2002	1,125,999	155,590

Notes to Financial Statements

Note 13.	Contingent Liability

The Company was involved in a claim of one of its former customers seeking to recover $193,257 in “preferential payments” as defined by the United States Bankruptcy Code Sec. 547 which requires a party to whom payment were issued within ninety days of a debtor’s bankruptcy filing to return the money to the debtor unless certain enumerated exceptions apply. On advice of counsel, management concluded that numerous exceptions to the preference analysis required in the bankruptcy court applied to the matter and that the Company’s liability did not exceed $45,000. This amount was included in accrued expenses as of December 31, 2002.

In a settlement dated August 7, 2003, the Company paid the former customer $50,000.

Note 14.	Reclassification of Expenses For the year ending December 31, 2003, certain expenses have been reclassified for comparability purposes.

Note 15.	Subsequent Events

On May 14, 2004, the Company purchased the client list, a covenant not to compete and goodwill from William G. Brudenell Inc., doing business as, Personnel Verification Technologies, Inc. for $1 million cash. In order to fund the transaction, $700,000 in additional debt was obtained from Mercantile Bank.

On October 14, 2004, AMSEC Enterprises, L.C., the parent of American Background Information Services, Inc., signed a definitive agreement to sell 100% of the Common Stock of American Background Information Services, Inc., to Intersections, Inc.

INDEPENDENT AUDITOR’S REPORT ON
THE SUPPLEMENTARY INFORMATION

To the Board of Directors
American Background Information
   Services, Inc.
Winchester, Virginia

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The basic financial statements and other supplementary information is presented for purposes of additional analysis of the basic financial statements. The basic financial statements and other supplementary information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Leesburg, Virginia
October 27, 2004

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

Cost of Sales
For the Year Ending December 31, 2003 and 2002

	2003	2002
Data base searches	$2,320,894	$2,093,452
Direct salaries and benefits	1,001,218	1,064,549
Telephone	52,997	72,997

	$3,375,109	$3,230,998

AMERICAN BACKGROUND INFORMATION
SERVICES, INC.

General and Administrative Expenses
For the Year Ended December 31, 2003 and 2002

	2003	2002
Administration	$39,699	$32,065
Advertising	240,579	88,290
Amortization expense	617	617
Auto expense	23,552	26,415
Bad debts	29,826	73,843
Brochures and printed materials	31,926	11,818
Commissions	296,414	146,979
Continuing education	38,747	15,993
Contributions	—	420
Depreciation expense	270,484	247,713
Dues and subscriptions	24,663	27,753
Employee insurance	188,422	157,673
Equipment maintenance	14,007	17,341
Equipment rental	8,559	4,671
Insurance expense	—	493
Licenses and permits	295	123
Miscellaneous	43,101	23,663
Office rent	192,252	193,099
Officer life insurance	1,115	2,217
Office supplies and expenses	71,744	89,972
Postage and delivery	33,547	29,010
Printing and reproduction	6,688	1,888
Professional fees	31,926	77,190
Retirement plan expense	88,208	76,186
Salaries	2,011,750	1,822,483
Software	26,474	23,009
Taxes and benefits for employees	234,263	206,744
Taxes, other	29,294	30,741
Telephone	31,982	30,606
Tradeshows	62,637	70,932
Travel	16,829	16,833
Travel, prospect visits	76,724	43,419

	$4,166,324	$3,590,199